UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2025 (June 30, 2025)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 8600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On June 30, 2025, Pluri Inc. (the “Company”), held its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). As a result of the voting outcome at the 2025 Annual Meeting, Mr. Doron Birger was not re-elected to the Company’s Board of Directors (the “Board”) and therefore ceased to serve as a director and as a member of the respective committees on which he serves, effective immediately. Prior to his departure, Mr. Birger was an independent director, Chairman of the Audit Committee, and the sole member of the Investment Committee.

On June 30, 2025, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that due to Mr. Birger’s departure, the Company is no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee to be comprised of at least three independent directors. On July 2, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq, notifying the Company that consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), which will expire on the earlier of (i) the Company’s next annual meeting of shareholders or June 30, 2026, or (ii) if the Company’s next annual meeting of shareholders is held before December 29, 2025, then the Company must evidence compliance no later than June 30, 2026. The Company intends to appoint an additional independent director to the Board and the Audit Committee prior to the expiration of the applicable cure period.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2025, the Company held its 2025 Annual Meeting. The results of shareholders voting at the 2025 Annual Meeting are set forth below:

Proposal No. 1 - Election of Directors

The shareholders cast the following votes for the following individuals nominated as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Zami Aberman	3,655,962	37,872	297,831	778,972

Doron Birger	1,270,717	2,720,350	598	778,972

Rami Levi	3,977,009	13,754	901	778,972

Maital Shemesh-Rasmussen	3,974,994	15,840	831	778,972

Yaky Yanay	3,930,082	60,997	598	778,972

Alexandre Weinstein	3,942,043	49,033	601	778,972

Proposal No. 2 - Ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2025.

For	Against	Abstain	Broker Non-Votes
5,164,886	16,289	8,735	N/A

Proposal No. 3 – To Consider and approve the Company’s 2016 Equity Compensation Plan.

For	Against	Abstain	Broker Non-Votes
3,914,964	69,257	7,443	778,972

Proposal No. 4 – To consider and approve, by a nonbinding advisory vote, the compensation of the Company’s named executive officers as described in the accompanying proxy statement.

For	Against	Abstain	Broker Non-Votes
3,919,160	66,894	5,615	778,972

Proposal No. 5 – To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of shareholders on the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,275,471	2,403,566	8,025	304,630	778,972

In accordance with the shareholder voting results, in which every “Two Years” received the highest number of votes cast on the frequency proposal, and the Company’s Board of Directors’ recommendation in the proxy statement for the 2025 Annual Meeting, the Company’s Board of Directors has determined that future shareholder advisory (non-binding) votes on the compensation of the Company’s named executive officers will occur every two years. Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2027 annual meeting of shareholders.

Proposal No. 6 – To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the exercise of common warrants and pre-funded warrants to purchase up to 1,086,768 common shares, which were issued pursuant to a Securities Purchase Agreement dated January 23, 2025, as amended by an Amendment to the Securities Purchase Agreement dated April 25, 2025 between the Company and a company wholly beneficially owned by Mr. Alexandre Weinstein, relating to a private placement offering.

For	Against	Abstain	Broker Non-Votes
3,530,251	47,936	5,668	778,972

The vote total set forth above with respect to Proposal No. 6 excludes shares beneficially owned by Mr. Alexandre Weinstein, which were not counted for purposes of such proposal, as the securities underlying the exercise of warrants and pre-funded warrants are to be issued pursuant to a private placement between the Company and an entity wholly beneficially owned by Mr. Alexandre Weinstein.

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: July 3, 2025	By:	/s/ Liat Zalts
	Name:	Liat Zalts
	Title:	Chief Financial Officer

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